As filed on November 21, 2011, Commission File Number 333-176836

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1/A1

Registration Statement

Under the Securities Act of 1934

MASSIVE DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	4812	45-0836120
(State or Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

320 Otero

Newport Beach, CA 92660

Tel: (310) 200-5199

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices )

Don Calabria

320 Otero

Newport Beach, CA 92660

Tel: (310) 200-5199

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of All Communications to:

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

Tel: 914) 674-4373

Fax (914) 693-2963

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price Per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $0.001 par value per share	530,000 shares	$0.10	$ 53,000	$ 6.16 *

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

*Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion November 21, 2011

530,000 SHARES

COMMON STOCK

MASSIVE DYNAMICS, INC.

As of November 21, 2011, we had 5,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 530,000 shares of our common stock by the selling stockholders listed herein. The Company will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and we have not yet contacted any broker dealer to apply to have our common stock quoted on the Over the Counter Bulletin Board maintained by the Financial Regulatory Authority (“FINRA”) ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part. If a broker dealer were to make such application, they may not be successful in such efforts, and our common stock may never trade in any market.

Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  Our two officers and an affiliated shareholder, who are deemed to be underwriters, must offer their shares at a fixed price of $0.10 per share even if our shares are quoted on the OTCBB. We are a start up venture engaged in the business of offering site location and services for communication tower operators.   The offering price of $0.10 has been arbitrarily chosen by our management and bears no relation to any recognized criteria of value.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 5.  Specifically we note that we have a negative working capital as of September 30, 2011 and our auditor’s opinion includes a “going concern” qualification.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________  ___, 2011.

PROSPECTUS SUMMARY

About Massive Dynamics, Inc.

Massive Dynamics, Inc. (the “Company”, “we”, “us”, “our”) was formed as a Nevada corporation on March 15, 2011.  Initially we planned to be a “shell corporation” seeking a business combination and, in furtherance of that plan, we filed a Form 10-12G with the Securities and Exchange Commission on May 2, 2011. That Form 10-12G was amended and we are now a 12G reporting company subject to the rules of the Securities Exchange Act of 1934, as amended.  On July 11, 2011, we entered into a Services Agreement (the “SA”) with Horizon Tower, LLC, a Delaware limited liability company that operates communications towers.  As more fully set forth herein, the SA marks our ceasing to be a “shell corporation” and our entering into the business of providing engineering, compliance and other services to communications tower operators.

The Company has no further plans to be acquired or to merge with any other company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

We presently have negative working capital and a stockholders' deficit of $(7,911) at June 30, 2011. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal year ended March 31, 2011 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Our executive offices are located at 320 Otero, Newport Beach, CA 92660, and our telephone number is (310) 200-5199.

The Offering

Securities being offered:	Up to 530,000 shares of common stock, par value $0.001 by selling stockholders.

Offering price per share:	$0.10.

Offering period:	The shares will be offered on a time-to-time basis by the selling stockholders.

Net proceeds:	None

Use of proceeds:	We will not receive any proceeds from the sale of the shares.

Number of Shares of Common Stock Authorized and Outstanding:	75,000,000 shares of common stock authorized, 5,000,000 shares of common stock issued and outstanding.

There is no trading market for our shares. We have not contacted any broker-dealer, to sponsor us for inclusion on the Over the Counter Bulletin Board and thereafter we hope that a trading market will develop. Selling stockholders will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  Our two officers and an affiliated shareholder, who are deemed to be underwriters, must offer their shares at a fixed price of $0.10 per share even if our shares are quoted on the OTCBB.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	September 30, 2011 (unaudited)

Current assets	$0

Current liabilities	$11,678

Stockholders' deficit	$(11,678)

Operating Data:	Three months ended September 30, 2011
(Unaudited)

Net revenues	$0
Operating expenses	$3,767
Net (loss)	$(3,767)
Net (loss) per common share basic and diluted	$0.00
Weighted average number of shares outstanding - basic and diluted	5,000,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

We have virtually no financial resources. Our independent auditors' report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern

Massive Dynamics, Inc. has virtually no financial resources. We have negative working capital and a stockholders' deficit of $(7,911) at June 30, 2011. Our independent auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal year ended March 31, 2011 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

We are and will continue to be completely dependent on the services of our founder and president, Donald Calabria, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our proposed business strategy is completely dependent upon the knowledge and business connections of Mr. Calabria. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Mr. Calabria or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Calabria naming us as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Most of our competitors, which include well-known companies like American Tower and Crown Castle, have significantly greater financial and marketing resources than do we.

Many of these competitors have sophisticated management, use very inexpensive sub-contractors, are in a position to purchase materials at the lowest wholesale prices and have the ability to advertise in a wide variety of media, including specialized trade journals. We principally depend on the business contacts of our president and word of mouth. There are no assurances that our approach will be successful.

There are significant potential conflicts of interest which may result in Mr. Calabria devoting substantial portions of his time to other ventures.

Our sole officer is required to commit only a part time to our affairs and, accordingly, he may have conflicts of interest in allocating time among various business activities. In the course of other business activities, he may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which he is affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

At present we only have one terminable contract.

Presently our only customer contract is a Services Agreement with Horizon Tower, LLC that is described under “Our Business – Services Agreement”.  The Services Agreement with Horizon Tower, LLC dated 7/11 can be terminated on thirty days’ notice by either party.  If the Services Agreement with Horizon Tower, LLC were terminated, then our business would materially suffer.  While we have no belief that Horizon Tower, LLC would terminate an agreement it just recently entered, we are in no position to give any assurance in that regard.  While we seek other contracts with other tower operators, we cannot assure you that we will be successful in these endeavors.

We are subject to the periodic reporting requirements of the Exchange Act that requires us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We cannot assure you that we will generate sufficient revenues from operations or from other financing sources to execute our business plan and to meet the costs of being public.

Donald Calabria, our chief executive officer, chief financial officer and principal accounting officer has limited experience managing a public company and no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Donald Calabria has limited experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Mr. Calabria and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

Our internal controls will be inadequate until we hire additional personnel, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

*

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

*

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

*

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Due to our only having one officer we will be unable to segregate duties and provide for checks and balances.  Accordingly, our internal controls will be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director who is also our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Mr. Calabria, our CEO and president, has made and will make all decisions concerning his compensation. These decisions may not be in the best interests of other investors.

There is no employment contract with Mr. Calabria at this time. Nor are there any agreements for compensation in the future. He will make all decisions about the timing and amount of his compensation until, if ever, we have a sufficient number of directors to establish a compensation committee of the board of directors. Mr. Calabria’s decisions about his compensation may not be in the best interests of other shareholders.

Risks Related to Our Common Stock

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Mr. Calabria, our CEO and president, on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to execute our business plan or develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to execute upon our business plan or create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

The offering price of our common stock has been determined arbitrarily and has no direct link to our operations or assets.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the remaining 70,000,000 shares of common stock from the 75,000,000 authorized.

In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.  See – “Dilution”

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management's ability to maintain control of our Company.

Our CEO and president and affiliates will own a significant portion of the outstanding shares after the completion of the offering. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this prospectus, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management's ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

Nevada Law provides for indemnification of officers and directors at our expense and limits their liability.  These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Nevada Law contains substantial provisions for the indemnification of corporate officers and directors acting on behalf of the corporation and our Articles of Incorporation and By-Laws do not limit this right and obligation to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We plan to engage a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing after the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker's application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (DTC) to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a "penny stock." Rule 3a51-1 of the Exchange Act establishes the definition of a penny stock, for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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Boiler room practices involving high pressure sales tactics and unrealistic price projections by sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

The ability of our three principal shareholders to control our business may limit or eliminate minority shareholders' ability to influence corporate affairs.

Upon the completion of this offering, and assuming that the selling shareholders sell all of the shares offered hereby, our three principal shareholders will beneficially own an aggregate of approximately 89.4% of our outstanding common stock. Because of their beneficial stock ownership, our three principal shareholders will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our three principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our three principal shareholders. This level of control may also have an adverse impact on the market value of our shares because our three principal shareholders may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (5,000,000 shares) are restricted securities as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer that is not a shell company or 12 months (as is the case herein) if purchased from a reporting shell Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company's outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 5,000,000 issued and outstanding shares of our common stock are owned by our three principal shareholders including our designated gifted shares and may be sold commencing one year from the date we ceased to be a shell company, July 13, 2012, a date one year from the date we made disclosures on Form 8-K of our ceasing to be a “shell company”. See "Market for Securities."

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our sole director is not an independent director, we do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any proceeds of the shares being offered hereunder

SELLING STOCKHOLDERS

During March 2011an aggregate of 5,000,000 shares were issued to our founders as follows: (1) Don Calabria 1,125,000 shares; (2) Alan Collier 1,125,000 shares; (3) C2 Capital, LLC (a company controlled by Mr. Calabria and Mr. Collier ) 2,500,000 shares; and (4) Frank J. Hariton Esq., Company counsel, 250,000 shares.  Such shares were issued for their par value of $0.001 per share.

During July and August 2011 Mssrs. Calabria, Collier and Hariton gave a total of 30,000 shares to certain acquaintances family members and a not for profit.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of August 26, 2011, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITYHOLDER	SHARES OWNED		SHARES OWNED
AND RELATIONSHIP TO	(NUMBER AND		(NUMBER AND
THE COMPANY OR ITS	PERCENTAGE)		PERCENTAGE)
AFFILIATES, IF ANY	BEFORE OFFERING	SHARES OFFERED	AFTER OFFERING

Don Calabria,

1,115,000

22.3% (1)

237,500

877,500

            17.6% (1)

    CEO and Director

Frank J. Hariton, Secretary

240,000

4.8

25,000

215,000

4.3%

Alan Collier

1,115,000

22.3% (1)

237,500

877,500

            17.6% (1)

Shari Lukas

1,000

*

1,000

0

0%

Donald J. Calabria, Sr.

1,000

*

1,000

0

0%

Kiv Calabria

1,000

*

1,000

0

0%

Michael Calabria

1,000

*

1,000

0

0%

Shannon Calabria

1,000

*

1,000

0

0%

Brandan Mueller

1,000

*

1,000

0

0%

Seamus Gibbons

1,000

*

1,000

0

0%

Andrew Minnehan

1,000

*

1,000

0

0%

Lisa Minnehan

1,000

*

1,000

0

0%

James Amato

1,000

*

1,000

0

0%

Wayne Collier

1,000

*

1,000

0

0%

Lana Collier

1,000

*

1,000

0

0%

Sean Blackmore

1,000

*

1,000

0

0%

Paul Herman

1,000

*

1,000

0

0%

Chris Haddad

1,000

*

1,000

0

0%

Ray Dominguez

1,000

*

1,000

0

0%

Angie Dominguez

1,000

*

1,000

0

0%

Marko Budguk

1,000

*

1,000

0

0%

Sidney Kassouf

1,000

*

1,000

0

0%

Bruce Garfield

1,000

*

1,000

0

0%

Kate S. Hariton

1,000

*

1,000

0

0%

Amanda R. Hariton

1,000

*

1,000

0

0%

Samuel Hariton

1,000

*

1,000

0

0%

Joel Hariton

1,000

*

1,000

0

0%

Edith Leavengood

1,000

*

1,000

0

0%

Joseph Leavengood

1,000

*

1,000

0

0%

Steven Cook

1,000

*

1,000

0

0%

Stacy Cook

1,000

*

1,000

0

0%

Peter Rosenberg

1,000

*

1,000

0

0%

Ardsley Education Foundation

1,000

*

1,000

0

0%

Total

2,500,000

50%

530,000

1,970,000

39.6%

*Percentage is only indicated if greater than 1%

(1)

Does not include shares owned by C2 Capital, LLC

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, except Alan Collier, pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Calabria’s not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Calabria will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on any transactions.

Mr. Collier is an associated person at Mid-Market Securities, LLC where he holds a Series 7, Series 79, Series 63 and Series 24 license as a securities broker and principal.  Mid-Market Securities, LLC is not involved in any way with the Company or any of the matters discussed in this document. Mr. Collier’s participation involvement and ownership are personal to him and entirely unrelated to his activities to Mid-Market Securities, LLC. Mr. Collier will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on any transaction.

Donald Calabria, our CEO/president and Frank J. Hariton, our Secretary and Alan Collier, a significant shareholder, are each a Selling Stockholder and will be considered to be underwriters for purposes of this offering. Messrs Calabria and Hariton’s current intention is to remain as our officers regardless of whether they sell a substantial portion of their stockholding in us. They are nevertheless offering the shares of from their shareholder interest in this offering as set forth above since otherwise sales by them would each be restricted to 1% (or approximately 50,000 shares) of all outstanding shares every three months in accordance with Rule 144. As our officer/control persons, Mssrs. Calabria, Hariton and Collier may not avail themselves of certain provisions of Rule 144 which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

Selling Stockholders other than our two officers and significant large shareholder will sell at a fixed price of $0.10 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. Our two officers and significant shareholder, who are deemed to be underwriters, must offer their shares at a fixed price of $0.10 per share even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined by us and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. No market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker's application will be filed or accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

*

any market for our shares will develop;

*

the prices at which our common stock will trade; or

*

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Rule 3a51-1 of the Exchange Act establishes the definition of a penny stock, for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

*

the basis on which the broker or dealer made the suitability determination, and

*

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practices and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We have no common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.  In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale and have not been a “shell company” for at least one year, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

*

1% of the total number of our common shares then outstanding; or

*

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are restricted securities as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date we filed disclosures indicating that we had ceased to be a “shell company” provided that we are current in all of our Reporting Requirements at that date.  The date the shares become eligible for sale is July 13, 2012

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

*

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

*

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

*

the likelihood of a market for our common shares developing,

*

the liquidity of any such market,

*

the ability of the shareholders to sell the shares, or

*

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

*

our future operating results;

*

our business prospects;

*

any contractual arrangements and relationships with third parties;

*

Technological innovations in our industry;

*

the dependence of our future success on the general economy;

*

any possible financings; and

*

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe, "anticipate," "expect," "estimate" or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances except as required pursuant to applicable regulations to update this prospectus during the period of our continuous offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were founded as a Nevada Corporation on March 15, 2011. The incorporation effort included the Company issuing 5,000,000 shares of common stock to our founders.

The Company has no plans to be acquired or to merge with any other company, nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements for the period from inception on March 15, 2011 through March 31, 2011 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. To maintain operations as a going concern, we are keeping day-to-day operating costs to a minimum and seeking leads for new revenue opportunities. We hope that we raise sufficient capital through operations and financing activities to dispel such concerns and qualifications.

We provide site location, permitting and other services to cellular tower operators and have signed a contract with cell tower operator Horizon Towers, LLC towards that end.  In November 2011, we realized our first revenues, $5,000, under the contract with Horizon. We reasonably anticipate no less than $15,000 in revenues from this contract in December 2011 and that our activities and revenues under this contract will continue to expand during the 2012 calendar year.

We will aggressively pursue new customers.  We cannot give assurance that we will be successful.

Liquidity

Prior to and after this offering we have no assets.  Mr. Calabria has paid expenses on our behalf to meet our obligations to date.  However, there is no binding obligation on the part of Mr. Calabria to continue to do so.  We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. These include the reporting requirements of the Exchange Act of '34. We do not anticipate that these costs will exceed $30,000 in any year. We will need to obtain funds whether from operations, financing activities or Mr. Calabria to meet these obligations and there is no assurance that we will be able to do so.  We do not have any current specific plans or commitments to raise funds through the sale of securities.  Based upon our level of expenses, we believe that we could be cash flow neutral at our anticipated December 2011 operating level. Furthermore, we expect substantial continued growth in our operating levels during calendar 2012.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-09.

Amendments to Certain Recognition and Disclosure Requirements

("ASU 2010-09"), which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855.

Subsequent Events.

ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105.

Generally Accepted Accounting Principles

As the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company's financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 1 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not believe that our business will be seasonal to any material extent, although we note that the outdoors portion of our services may be more difficult to perform during periods of inclement weather. .

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

OUR BUSINESS

History

Massive Dynamics, Inc. (the “Company”, “we”, “us”, “our”) was formed as a Nevada corporation on March 15, 2011.  Initially we planned to be a “shell corporation” seeking a business combination and, in furtherance of that plan, we filed a Form 10-12G with the Securities and Exchange Commission on May 2, 2011. That Form 10-12G was amended and we are now a 12G reporting company subject to the rules of the Securities Exchange Act of 1934, as amended.  On July 11, 2011, we entered into a Services Agreement (the “SA”) with Horizon Tower, LLC, a Delaware limited liability company that operates communications towers.  As more fully set forth herein, the SA marks our ceasing to be a “shell corporation” and our entering into the business of providing engineering, compliance and other services to communications tower operators as well as operating our own towers.

The Company has no further plans to be acquired or to merge with any other company, nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

We presently have no working capital and a stockholders' deficit of $(11,678) at September 30, 2011. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements for the period from inception on March 15, 2011 through March 31, 2011 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Our executive offices are located at 320 Otero, Newport Beach, CA 92660, and our telephone number is (310) 200-5199.

Our Business

Ours primary business will be developing tower properties for wireless and broadcast companies on multi-tenant communications towers.  We plan to develop approximately 175 multi-user tower properties within five years.  We plan to generate revenues by selling our tower properties and providing construction management services to a diverse range of network carriers and tower operators. Our major targeted customers include network operators Sprint, Verizon, T-Mobile, AT&T and Metro PCS and tower operators American Tower, Crown Castle, SBA, Horizon Tower and Mobilitie.  We presently have a services contract with Horizon Tower.

The number of antennae that towers can accommodate varies depending on the tower's location, height, and the loaded capacity at certain wind speeds.  An antenna's height on a tower and the tower's location determine the line-of-sight of the antenna with the horizon and, consequently, the distance a signal can be transmitted.  Management believes that many well engineered and well located towers built to serve the specifications of an initial anchor tenant in the wireless communications sector will attract three or more wireless tenants over time, thereby increasing revenue and enhancing margins.

Our future underlying leases, like most of those in the industry, generally vary depending upon the region and the industry user.  Television and radio broadcasters prefer long-term leases, while wireless communications providers favor leases in the range of five to ten years in duration.  In both cases, the leases often have multiple renewal terms at the option of the tenant.

Tenants tend to renew their leases because of the complications and costs associated with moving antennae.  For example, in the case of cellular, personal communications services and other wireless users, moving one antenna might necessitate moving or adjusting several others because of the interlocking grid-like nature of wireless systems.  Moreover, a move by a television or radio broadcaster would necessitate FCC approval and could entail major dislocations and the uncertainty associated with building antennae in new coverage areas.  In addition, the increasing difficulty of obtaining local zoning approvals, the increasing environmental concerns of communities, and the restrictions imposed by the Federal Aviation Administration and FCC tend to reduce the number of choices available to a tower user.

Annual rental payments vary considerably depending upon:  size of the transmission line and the number and weight of the antennae on the tower; geographic location of the tower; existing capacity of the tower; the placement of the customer's antenna on the tower; frequency spectrum; the location and height of the tower on which antenna space is rented; the amount of ground space required by the tenant and the competitive environment.

Planned Growth Strategy

Our strategic plan centers on becoming a successful tower developer by focusing on the future development needs of the network carriers.  Management’s industry expertise and extensive management relationships should be a key to our procuring attractive development opportunities and subsequently marketing those towers to major wireless carriers as well as all other service providers.

To implement our strategy, we intend to rely on the knowledge and track record of our CEO within our targeted market segments.   Mr. Calabria has been performing and managing services that our business is offering since 1995. To this extent, we aim to developing towers with the capacity for immediate and significant collocation.  This methodology should allow us to develop tower properties, which will provide us with a substantial and qualitative asset base. Through such development activities, we intend to realize the industry’s favorable economics and high cash flow margins.

We our key competitive advantages to include: (i) our capacity to maintain strict financial discipline while developing towers; (ii) our ability to quickly and effectively analyze acquisitions for future lease-up potential; (iii) strong and diversified relationships throughout the wireless industry; and (iv) the substantial experience of its CEO in the tower development process.

We plan to develop site inventory based on carrier demand for towers in certain geographic locations and the potential for additional tenants.  Our development and investment criteria for towers includes asset quality, collocation capacity, geographic desirability and development cycle time.  When possible, we plan to develop sites on a cluster basis to provide future tenants a complete solution for that geographical area.  This approach should maximize the value of each site we owns.

The focus of our tower program is to develop multi-tenant towers and to lease antennae space on its towers to a variety of wireless service providers under long-term lease contracts.  Monthly lease pricing will vary with the number and type of antennae installed on a communication site.  Broadband customers such as PCS, cellular or ESMR will pay substantially more monthly rent than other narrowband customers.  This space leasing business, hence the expression “vertical real estate,” is characterized by diversified recurring revenue streams and effective operating leverage due to: (i) the long-term nature of lease contracts; (ii) low customer churn rates; (iii) low on-going capital expenditure requirements for maintenance; (iv) a customer base diversified across geographic markets and industry segments; and (v) a limited number of available tower sites serving a given area.

We also intend to form key affiliate relationships with regional companies and well-recognized independent consultants, which provide an indirect, national business development channel.  In turn, we plan to provide these affiliates with expanded capabilities thus creating symbiotic relationships affording us critical knowledge pertaining to local/regional market conditions and opportunities. This might provide us a competitive advantage by allowing us to identify opportunities early and to cross-sell services to complement those of an affiliate in mutually beneficial situations.

All of our plans related to tower servicing are dependent on receiving significant revenues from operations and are subject to all of the risks of a new enterprise.  We cannot assure success in these endeavors.

Expanding Existing Customer Relationships

Our CEO has past relationships with a significant client base including Verizon, Sprint, MetroPCS and T-Mobile. These customers have awarded our CEO with work in the past and he believes they will do so in the future.  We intend to increase our tower utilization rates by expanding these relationships, but we cannot assure you we will be successful in these efforts.

Management Relationships

Our CEO has been cultivating working relationships with key executives and decision makers within major national and regional companies in the telecommunications industry over the past decade.  We intend to continue soliciting new tower opportunities from such companies, but we cannot assure you we will be successful in these efforts.

Affiliations with Other Companies

We continue to create referral affiliations with companies that have existing relationships with targeted carriers.  The affiliation agreements should allow us to leverage the contacts and customers of other companies and gain market intelligence thereby expanding our presence in certain geographic areas.  The affiliate companies, in turn, can leverage our tower development offerings as a complement to their own service offerings.  We plan to utilize a rigorous qualification and selection process for our affiliate relationships.  Our plan is that the companies selected to become affiliates must have an outstanding reputation in the industry and must expand our local presence.  We cannot assure you that we will be able to establish beneficial affiliations.

SERVICES TO THE TOWER INDUSTRY AND THE HORIZON SERIVCES AGREEMENT

In order to commence operations immediately, we are initially focusing on providing special services related to locating, permitting, equipping and operating communication towers.  This allows us to utilize our CEO’s experience to conduct operations prior to having the capital to construct our own towers.  On July 11, 2011, we entered into a Services Agreement (the “Horizon Services Agreement”) with Horizon Tower, LLC (“Horizon Tower”).  The Horizon Services Agreement provides that we will perform the following services:  Site Identification: Identify possible Tower Sites and provide Horizon Tower with a written report in an agreed format regarding the location and characteristics of each Tower Site, including an analysis of all competitors within a three (3) mile radius (a “Tower Site Report”).  Horizon Tower may accept or reject each Tower Site in its sole discretion.  We will prepare a Tower Site Report exclusively for Horizon Tower for each and every Tower Site that we are is considering for development.  We may not present such Tower Site Reports to any other person or entity unless and until Horizon Tower has rejected such Tower Site in writing.

Due Diligence: Conduct customary due diligence for each Tower Site approved by Horizon Tower, including, but not limited to obtaining lien searches, a title commitment, tax information and zoning status and feasibility and conducting an ALTA land survey and a Phase I environmental study as well as all SHPO/NEPA requirements.  We are required to provide Horizon Tower with a written report in an agreed format regarding the due diligence for each Tower Site approved by Horizon Tower.

Site Acquisition:  Negotiate business terms of a long-term ground lease between Horizon Tower and the Tower Site owner using Horizon Tower’s approved form of ground lease and otherwise on terms and conditions approved by Horizon Tower and obtain any necessary easements or other access rights.

Zoning: Obtain all necessary zoning variances and permits.

Construction Permit:  Obtain a construction permit for the tower.

Anchor Tenant:  Negotiate business terms of a tower space license between a potential tower space licensee (who will be the first and primary licensee at a Tower Site) (the “Anchor Tenant”) and Horizon Tower, using Horizon Tower’s approved form of tower space license and otherwise on terms and conditions approved by Horizon Tower.

The Horizon Services Agreement provides that we will be compensated for our efforts as follows:

$5,000 for each Tower Site accepted by Horizon Tower after receipt of a Tower Site Report;

$7,500 upon completion of Due Diligence;

$15,000 upon execution of a ground lease for a Tower Site;

$15,000 upon obtaining all necessary zoning variances and permits and a construction permit by final order;

$35,000 upon the later of (i) Horizon Tower entering into a tower space license with the Anchor Tenant with a minimum term of five (5) years and otherwise on term and conditions approved by Horizon Tower and (ii) completion of the four (4) other milestones payments described above;

$5,000 upon the completion of Construction Management Services for construction of the Tower Site.

In exchange for the Marketing Services, Horizon shall pay Service Provider [us] a single payment an amount equal to four (4) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences within twelve (12) months after the Commencement Date.  The payment amount shall be equal to three (3) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences between thirteen (13) and twenty-four (24) months after the Commencement Date, two (2) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences between twenty-five (25) and thirty-six (36) months after the Commencement Date and one (1) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences between thirty-seven (37) and forty-eight (48) months after the Commencement Date.

The Horizon Services Agreement is for a one-year term, is renewable and may be cancelled by either party on 30 days notice.

We may seek to enter into services agreements with other tower companies to the extent they are permitted under the Horizon Services Agreement.

We have identified 11 potential sites and submitted our first three tower packages to Horizon Tower in October 2011.  We believe that for the next few months we will identify five to ten potential sites per month and present them to Horizon Tower for further analysis.

Mr. Calabria has committed to devote as much time as required to execute our plan and fulfill our obligations under the agreement. The development work itself will be outsourced to consultants and independent contractors which specialize in wireless site development services as is common practice within the industry.  Once Horizon accepts a tower package and authorizes us to proceed, the company, at Mr. Calabria’s direction will issue purchase orders to various sub-contractors to complete the defined scopes of work. We believe that there a sufficient number of qualified sub-contractors available at reasonable prices to meet our needs.

Competition

Competition for antennae site customers consists of other national independent tower companies, wireless carriers that own and operate their own tower networks and lease tower space to other carriers, site development companies that acquire space on existing towers for wireless service providers and manage new tower construction and traditional local independent tower operators.  We believe that tower location, capacity and quality of service historically have been and will continue to be the most significant competitive factors affecting owners, operators and managers of communications sites.  There are several dominant public companies that operate in this space, namely American Tower Corporation, Crown Castle International Corporation and SBA Communications.  We believe that the recent introduction of 4G and other factors will continue to drive the need for tower capacity and require the construction of new towers. We also believe that many of our existing competitors, although larger and better financed than us have conducted acquisitions on terms that require that they charge more for tower usage than we will.

Employees

We do not currently have any employees.  Mr. Calabria serves us on a part time, as needed basis , but will devote as much time to the business of the company as he determines it reasonably requires (currently approximately 15 hours a week).  Mr. Calabria works for us in the field in both northern and southern California. We have recently retained an independent contractor in Oregon to assist us in tower location services .  We believe that we will be able to meet most of our needs through consultants and independent contractors as is typical within our industry.

Properties

We currently use space within offices leased by Mr. Calabria without cost to us.

Legal Proceedings

We are not party to any legal proceedings.

MANAGEMENT

Our directors and executive officers and additional information concerning them are as follows:

NAME

AGE

POSITION(S)

Donald J. Calabria

40

Director, Chief Executive Officer and Chief Financial Officer

Frank J. Hariton

62

Secretary

Donald J. Calabria has been our CEO, CFO and President since our inception in March 2011.  Prior thereto, from 2006 to 2009 he was President of Gemini Consulting Group, Inc., a business consulting firm providing services to the wireless telecommunications industry including to Metro PCS, Verizon and T-Mobile.   Since 2008 he has also been the President of GMV Holdings, LLC a company engaged in providing wireless services to the hospitality industry and from 2008 to 2010 was also president and CEO of its affiliate, GMV Wireless Inc., a public corporation.  Mr. Calabria holds a BS in management from Arizona State University granted in 1993 and an MBA in management granted by Pepperdine University in 2000.

Frank J. Hariton. Mr. Hariton is an attorney in private practice in New York State.  Mr. Hariton has been Secretary of Petrocorp Inc., an OTCQB listed oil and gas Exploration Company, since 2007.  Mr. Hariton was appointed secretary of both Liberty Gold Corp., and OTCQB company (a minerals exploration company) and Selga Inc.(an oil and gas exploration company) in April 2011.  Mr. Hariton received his BA (1971) and JD (1974) from Case Western Reserve University.

During the past five years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business.

Due to his stock ownership, Mr. Calabria cannot be considered an independent director.

There are no family relationships among our officers and directors.

Executive Compensation

Mr. Calabria has not received any cash or other remuneration since inception. He will not receive any remuneration until the consummation of a business combination.  No remuneration of any nature has been paid for services rendered by a director in such capacity. Our sole director and principal officer intends to devote limited time to our business affairs.  Mr. Hariton will be paid legal fees, anticipated to be $15,000 and 250,000 shares of common stock in connection with our Form 10 and this registration statement, of which $5,000.00 has already been paid.  He will receive no separate compensation for acting as our secretary.  These fees are Mr. Hariton’s usual and customary fees and do not represent any compensation for serving as Secretary.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us.

Because we have only one director, we do not have standing audit, compensation and corporate governance committees, or committees performing similar functions.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of September 14, 2011, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock assuming the sale of all of the stock offered hereby.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address

  Amount and Nature of Beneficial Ownership(1)

Percentage of Class

Donald Calabria

   3,387,500 (2)

67.6%

PO Box 10789

Newport Beach, CA 92658

Alan Collier(3)

   3,387,500 (2)

67.6%

1468 Heather Oaks Lane

Westlake Village, CA 91361

C2 Capital, LLC

   2,500,000 (3)

50.0%

3835-R East Thousand Oaks Blvd

#340

Westlake Village, CA 91362

Frank J. Hariton

       215,000

  4.3%

1065 Dobbs Ferry Road

White Plains, NY 10607

All officers and directors

As a group (2 persons)

   3,502,500 (2)

70.1%

(1)

Except as otherwise indicated, all shares are owned directly.

(2)

Includes 2,500,000 shares owned by C2 Capital, LLC.  Messrs. Calabria and Collier are each 50% owners of C2 Capital, LLC and have shared voting and dispositive power over these shares.

(3)

Mr. Collier is an associated person at Mid-Market Securities, LLC where he holds a Series 7, Series 79, Series 63 and Series 24 license as a securities broker and principal.  Mid-Market Securities, LLC is not involved in any way with the Company or any of the matters discussed in this document. Mr. Collier’s participation involvement and ownership are personal to him and entirely unrelated to his activities to Mid-Market Securities, LLC.

CERTAIN TRANSACTIONS

Upon our incorporation in March 2011, we issued an aggregate of 5,000,000 shares of our Common Stock to Donald J. Calabria (1,125,000 shares); Allan Collier (1,125,000 shares); C2 Capital LLC (2,500,000 shares) and Frank J. Hariton (250,000 shares), for an aggregate purchase price of $5,000 paid in services. During July and August 2011, Messrs Calabria, Collier and Hariton each gifted 10,000 shares of the stock that they own to relatives and to acquaintances. Neither us nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. These shares of Common Stock were issued under the exemption from registration provided by Section 4(2) of the Securities Act.

DESCRIPTION OF SECURITIES

The Company’s Certificate of Incorporation authorizes us to issue an aggregate of 75,000,000 shares of Common Stock.  As of the date of this prospectus 5,000,000 shares of our Common Stock were issued and outstanding.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.

Warrants or Convertible Securities

We have not issued any warrants, options or other securities which are convertible into or exercisable for shares of our Common Stock.

Transfer Agent

The transfer agent for our common stock is New York Stock Transfer, LLC.

Indemnification of Directors and Officers.

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Validity of the securities offered by this prospectus will be passed upon for us by Frank J. Hariton, Esq., White Plains, New York.

EXPERTS

The financial statements included in this prospectus have been audited by Seale and Beers, CPAs, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PART I. FINANCIAL INFORMATION

ITEM   1.  CONDENSED FINANCIAL STATEMENTS.   9/30 FINANCIAL STATEMENTS & NOTES

Massive Dynamics, Inc. (A Development Stage Company) Balance Sheets
	September 30,	March 31,
	2011	2011
	(unaudited)	(audited)
ASSETS

Current Assets
Cash	$ -	$ -

Total Current Assets	$ -	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Loan Payable Officer	$ 11,678	$ 2,785

Total Current Liabilities	11,678	2,785

Stockholders' Equity (Deficit)
Common Stock, authorized 75,000,000 shares, par
value $0.001, 5,000,000 issued and outstanding on
September 30, 2011 & March 31, 2011 respectively	5,000	5,000

Additional Paid-In Capital	-	-
Deficit Accumulated During the Development Stage	(16,678)	(7,785)

Total Stockholders' Equity (Deficit)	(11,678)	(2,785)

Total Liabilities and Stockholders' Equity (Deficit)	$ -	$ -

The accompanying footnotes are an integral part of these financial statements

Massive Dynamics, Inc. (A Development Stage Company) Statements of Operations (unaudited)
			From Inception on
	3-mo period ending	6-mo period ending	March 15, 2011
	Sept 30, 2011	Sept 30, 2011	through Sept 30, 2011

Revenue	$-	$-	$-

Expenses
General and Administrative	0	0	285
Professional Fees	3,767	6,393	6,393
Professional Fees - Related Party	0	2,500	10,000

Total Expenses	$3,767	$8,893	$16,678

Provision for Income Taxes	-	-	-

	$(3,767)	$(8,893)	$(16,678)

Basic and Diluted
(Loss) per Share	$(0.00)	$(0.00)

Weighted Average
Number of Shares	5,000,000	5,000,000

The accompanying footnotes are an integral part of these financial statements

Massive Dynamics, Inc. (A Development Stage Company) Statements Of Stockholder’s Equity (Deficit) for period ending September 30, 2011 (unaudited)

					Accumulated
	Price			Additional	Deficit During
	Per	Common Stock		Paid-In	Development	Total
	Share	Shares	Amount	Capital	Stage	Equity
Balance, March 15, 2011 (inception)		-	$ -	$ -	$ -	$ -

Common Shares issued to founders for services March 21, 2011	$0.001	5,000,000	5,000			5,000

Net Income (Loss)					(7,785)	(7,785)

Balance, March 31, 2011		5,000,000	5,000	-	(7,785)	(2,785)

Net loss for the period ending September 30, 2011					(8,893)	(8,893)

Balance, September 30, 2011		5,000,000	5,000		$ (16,678)	(11,678)

The accompanying footnotes are an integral part of these financial statements

Massive Dynamics, Inc. (A Development Stage Company) Statements of Cash Flows for period ending September 30, 2011 (unaudited)

	6-mo Period	From Inception
	Ended	on March 15, 2011
	Sept 30, 2011	through Sept 30, 2011

Operating Activities

Net (Loss)	$ (8,893)	$ (16,678)
Expenses Paid by a Related Party	8,893	11,678
Shares Issued for Services	-	5,000

Net Cash (Used) by Operating Activities	-	-

Financing Activities	$ -	$ -

Cash, End of Period	$ -	$ -

SUPPLEMENTAL DISCLOSURES
Non-Cash Activities:

Common Stock Issued for Services		$5,000

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2011

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Massive Dynamics, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on March 15, 2011.  The Company changed its fiscal year ending to be on March 31.  The Company was a development stage company that had not engaged in any business operations.   On July 11, 2011, the Company entered into a services agreement with a communications tower operator and ceased to be a shell company.  The Company is currently in the development stage as defined in the Accounting Standards Codification 915, Development Stage Entities.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company was organized to serve as a vehicle for a business combination through a merger, capital stock exchange, asset acquisition or other similar business combination with an operating or development stage business which desires to utilize the Company’s status as a reporting company under the Exchange Act.  During the period ended September 30, 2011, the Company entered the business of providing services to communication tower operators, but did not generate any revenue from those activities.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Recent Accounting Pronouncements

The Company has evaluated all recent accounting pronouncements and believes that none will have a material effect on the Company.

Use of Estimates

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. The information included in this S-1 Filing should be read in conjunction with information included in the Form 10 Filing.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2011

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of September 30, 2011.

Revenue and Cost Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Start-up Cost

The Company accounts for start-up costs pursuant to the provisions of the Accounting Standard Codification 720-15.  Accounting for start-up costs require all costs incurred in connection with the start-up and organization of the Company be expensed as incurred.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of the Accounting Standards Codification 740, Accounting for Income Taxes, which requires an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary difference between the carrying amounts and the tax basis of assets and liabilities.  As a result of the initial year’s incurred loss the deferred tax asset has been fully reserved.

2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred net losses and negative cash flows from operating activities for the period March 15, 2011 (date of inception) to September 30, 2011, and has an accumulated deficit of $16,678 as of September 30, 2011.  The Company has relied upon its officers to fund its ongoing operations to date, and expects to continue to do so, as it has yet to generate cash from its operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern until it completes its financing activities. However, if necessary, the Company’s officers intend on borrowing money, restructuring debt, reducing or delaying expenditures and/or increasing ownership equity to ensure the Company continues operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3 – INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2011

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $3,669, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $16,678.  The total valuation allowance is a comparable $2,840.  Details are as follows:

Period from Inception March 15, 2011

           through September 30, 2011

    2011

Deferred Tax Asset

    3,669

Valuation Allowance

   (3,669)

Current Taxes Payable

      0.00

Income Tax Expense

$    0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year

Amount

Expiration

2011

$  16,678

     2031

Total NOL

$  16,678

The Company has filed no income tax returns since inception.

4 – RELATED PARTY TRANSACTIONS

During the period from inception on March 15 through September 30, 2011, the Company entered into Promissory Notes with the sole officer of the Company, Donald Calabria.  The Notes are for reimbursement of payments made by Mr. Calabria on the Company’s behalf in the amount of $11,678.  The notes have no stated interest and are due on demand or on December 31, 2012.

The Company has a Contingent Liability to its attorney, a shareholder.  See Note 6.

5 – STOCKHOLDERS’ EQUITY

The Company has authorized 75,000,000 Common Shares at a par value of $0.001 per share.  No Preferred Shares have been authorized or issued.

On March 21, 2011, 5,000,000 Common shares were issued to three founders at par value for an equivalent of $5,000. Neither the value of the shares nor the value of the services the company received had a reliably measurable fair value that would allow us to apply ASC 505-50-30-6, so we valued the issuance of shares for services at par value.

6 – CONTINGENCIES & COMMITMENTS

The Company is still obligated to pay its attorney, Frank Hariton, an additional $10,000 pursuant to the following terms:  $10,000 on any sale of control in the Company.

7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that no such events have occurred.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Massive Dynamics, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Massive Dynamics, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on March 15, 2011 through March 31, 2011. Massive Dynamics, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Massive Dynamics, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on March 15, 2011 through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $7,785, an accumulated deficit of $7,785, working capital deficit of $2,785 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

April 29, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

ITEM   2.  FINANCIAL STATEMENTS. 3/31 FINANCIAL STATEMENTS & NOTES

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET AS OF MARCH 31, 2011

March 31,
2011

ASSETS

Current Assets
Cash	$ -

Total Current Assets	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Loan Payable Officer	$ 2,785

Total Current Liabilities	2,785

Stockholders' Equity (Deficit)

Common Stock, authorized
75,000,000 shares, par value
$0.001, issued and outstanding on
March 31, 2011 is 5,000,000	5,000

Additional Paid-In Capital	-
Deficit Accumulated During the
Development Stage	(7,785)

Total Stockholders' Equity (Deficit)	(2,785)

Total Liabilities and Stockholders' Equity (Deficit)	$ -

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2011

From Inception to
March 31, 2011

Revenue	$-

Expenses
General and Administrative	285
Professional Fees - Related Party	7,500

Total Expenses	$7,785

Provision for Income Taxes	-

Net Income (Loss)	$(7,785)

Basic and Diluted
(Loss) per Share	$(0.00)

Weighted Average
Number of Shares	3,235,294

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD ENDED MARCH 31, 2011

	Price	Common Stock		Additional	Accumulated Deficit During
	Per Share	Shares	Amount	Paid-In Capital	Development Stage	Total Equity

Balance, March 15, 2011 (inception)		-	$ -	$ -	$ -	$ -

Common Shares issued to founders for services March 21, 2011	$0.001	5,000,000	5,000			5,000

Net Income (Loss)					(7,785)	(7,785)

Balance, March 31, 2011		5,000,000	5,000	-	(7,785)	(2,785)

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS FOR THE PERIOD ENDED MARCH 31, 2011

Period
Ended
March 31,
2011
Operating Activities

Net (Loss)	$(7,785)
Expenses Paid by a Related Party	2,785
Shares Issued for Services	5,000

Net Cash (Used) by Operating Activities	-

Financing Activities	$-

Cash, End of Period	$-

SUPPLEMENTAL DISCLOSURES
Non-Cash Activities:

Common Stock Issued for Services	$5,000

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Massive Dynamics, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on March 15, 2011.  The Company elected its fiscal year ending on December 31.  The Company is a development stage company that has not engaged in any business operations.   The Company is currently in the development stage as defined in the Accounting Standards Codification 915, Development Stage Entities.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company was organized to serve as a vehicle for a business combination through a merger, capital stock exchange, asset acquisition or other similar business combination with an operating or development stage business which desires to utilize the Company’s status as a reporting company under the Exchange Act.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from these estimates.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2011.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Start-up Cost

The Company accounts for start-up costs pursuant to the provisions of the Accounting Standard Codification 720-15.  Accounting for start-up costs require all costs incurred in connection with the start-up and organization of the Company be expensed as incurred.

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

Income Taxes

The Company accounts for income taxes pursuant to the provisions of the Accounting Standards Codification 740, Accounting for Income Taxes, which requires an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary difference between the carrying amounts and the tax basis of assets and liabilities.  As a result of the initial year’s incurred loss the deferred tax asset has been fully reserved.

2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred net losses and negative cash flows from operating activities for the period March 15, 2011 (date of inception) to March 31, 2011, and has an accumulated deficit of $7,785 as of March 31, 2011.  The Company has relied upon its officers to fund its ongoing operations to date, and expects to continue to do so, as it has yet to generate cash from its operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern until it completes its financing activities. However, if necessary, the Company’s officers intend on borrowing money, restructuring debt, reducing or delaying expenditures and/or increasing ownership equity to ensure the Company continues operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3 – INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $1,712, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $7,785.  The total valuation allowance is a comparable $1,712.  Details are as follows:

Period from Inception March 15, 2011 through March 31, 2011

    2011

Deferred Tax Asset

   1,712

Valuation Allowance

  (1,712)

Current Taxes Payable

      0.00

Income Tax Expense

$    0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year

Amount

Expiration

2011

$  7,785

    2031

Total NOL

$  7,785

The Company has filed no income tax returns since inception.

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

4 – RELATED PARTY TRANSACTIONS

During the period from inception on March 15, 2011 through March 31, 2011, the Company entered into a Promissory Note Agreement with the sole officer of the Company, Donald Calabria.  The Note is for reimbursement of payments made by Mr. Calabria on the Company’s behalf in the amount of $2,785.  The note is due on the earlier of the date immediately following demand by the officer, or December 31, 2012.   Payment will include principal plus interest at a fixed rate of 5%.  No interest has been accrued because it is an immaterial amount for the period from inception through March 31, 2011.

The Company has a Contingent Liability to its attorney, a shareholder.  See Note 6.

5 – STOCKHOLDERS’ EQUITY

The Company has authorized 75,000,000 Common Shares at a par value of $0.001 per share.  No Preferred Shares have been authorized or issued.

On March 21, 2011, 5,000,000 Common shares were issued to three founders at par value for an equivalent of $5,000. Neither the value of the shares nor the value of the services the company received had a reliably measurable fair value that would allow us to apply ASC 505-50-30-6, so we valued the issuance of shares for services at par value.

6 – CONTINGENCIES & COMMITMENTS

The Company is still obligated to pay its attorney, Frank Hariton, an additional $12,500 pursuant to the following terms: $2,500 upon the filing of the registration statement on Form 10; and $10,000 on any sale of control in the Company.

7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that no such events have occurred.

Dealer Prospectus Delivery Obligation

Until ___________, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

MASSIVE DYNAMICS, INC.

530,000 Shares of Common Stock

PROSPECTUS DATED _______, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

Amount to be Paid
SEC registration fee	$6.16
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Total	(1)

(1) To be provided by amendment.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Upon our incorporation in March 2011, we offered and issued an aggregate of 5,000,000 shares of our Common Stock to Donald J. Calabria (1,125,000 shares); Alan Collier (1,125,000 shares); C2 Capital LLC (2,500,000 shares) and Frank J. Hariton (250,000 shares), for an aggregate purchase price of $5,000 paid in services. Neither us nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. Each of Messrs Calabria, Collier and Hariton made gifts of an aggregate of 10,000 shares to acquaintances and relatives. We gifted these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.  All of the certificates issued to these persons contain an appropriate restrictive legend reflecting the need for registration under or an exemption from the registration requirements of the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(3)	Exhibits The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1

Certificate of Incorporation of Massive Dynamic, Inc., filed with the Secretary of State of the State of Nevada. Incorporated by reference to the like numbered exhibit to the Company’s Registration Statement on Form 10.

3.2	By Laws Incorporated by reference to the like numbered exhibit to the Company’s Registration Statement on Form 10.
4.1	Specimen Common Stock Certificate. Incorporated by reference to the like numbered exhibit to the Company’s Registration Statement on Form 10.
5.1	Form of Opinion of counsel as to legality of securities being registered. To be filed by amendment.
10.1	Services Agreement, between the Company and Horizon Towers, LLC, dated July 11, 2011. Incorporated by reference to the like numbered Exhibit 10.1 to the Company’s Form 8-K dated July 11, 2011.
10.2	Independent Contractor Agreement, dated as of November 8, 2011, with Charles White
21.1	Subsidiaries of the Company – None
23.1	Consent of Independent Registered Public Accounting Firm – Seale and Beers, CPAs.
23.2	Consent of Frank J. Hariton, Esq. (to be included in exhibit 5.1)
24.1	Power of Attorney (included on signature page).

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)  Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 21st day of November 2011.

MASSIVE DYNAMICS, INC. By: /s/ Donald J. Calabria, CEO Donald J. Calabria, CEO

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald J. Calabria Donald J. Calabria	President, CEO and Sole Director (Principal Executive, Financial and Accounting Officer)	November 21, 2011